EXHIBIT 21.1



            LIST OF SUBSIDIARIES OF MOBILE REACH INTERNATIONAL, INC.



     Name of Subsidiary             State or Other Jurisdiction of Incorporation
     ------------------             --------------------------------------------

   Mobile Reach Technologies, Inc.                    North Carolina

   Mobile Reach Solutions**                           Delaware

   Mobile Reach Technologies GmbH.*                   Germany

* Mobile Reach Technologies GmbH is a subsidiary of Mobile Reach Technologies, Inc.

**   Formally Waves Consulting Group, Inc.